UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2022

VISIUM TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-0449667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4094 Majestic Lane, Suite 360

Fairfax, Virginia 22033

(Address of principal executive offices, including zip code)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 20, 2022, Visium Technologies, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As of the close of business on May 24, 2022, the record date for the Special Meeting (the “Record Date”), 3,870,904,551 shares of the Company’s common stock were outstanding and entitled to vote. In addition, as of the Record Date, there were 3,870,904,551 shares of Common Stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of 1,976,871,634 votes, comprised of shares of the Company’s Common Stock, equivalent to approximately 51.07% of the outstanding votes, were represented in person or by proxy at the Special Meeting, constituting a quorum. The matters that were voted upon at the Special Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

1. The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-600 and not greater than 1-for-1,600, with the exact ratio to be set within that range at the discretion of our board of directors without further approval or authorization of our stockholders, together with the simultaneous reduction of the number of shares of Common Stock that the Company is authorized to issue to one billion (1,000,000,000), was approved as follows:

Votes For	Votes Against	Abstain/Broker Non-Votes	Percentage Voted For
1,633,860,416	335,638,154	7,373,064	82.65%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: June 23, 2022	By:	/s/ Mark Lucky
Mark Lucky
Chief Executive Officer

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